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                                  EXHIBIT 23.2
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 13, 1997 accompanying the consolidated financial statements of Brookline Savings Bank and Subsidiaries contained in Amendment No. 1 to the Registration Statement and Prospectus on Form S-1 (File No. 333-40471). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

Boston, Massachusetts

January 2, 1998